EXHIBIT 5.1

FULBRIGHT & JAWORSKI L.L.P.

1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

November 3, 2003

TEPPCO Partners, L.P.

TE Products Pipeline Company, Limited Partnership
TCTM, L.P. TEPPCO
Midstream Companies, L.P.
Jonah Gas Gathering Company
Val Verde Gas Gathering Company, L.P.

2929 Allen Parkway

P.O. Box 2521
Houston, Texas 77252-2521

Dear Sirs:

      We have acted as counsel to TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) units representing limited partner interests in the Partnership (the “Units”), (ii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and (iii) guarantees (the “Guarantees”) of such Debt Securities by TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, L.P., a Delaware limited partnership (“TEPPCO Midstream”), Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah”), and Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and, together with TE Products, TCTM, TEPPCO Midstream and Jonah, the “Operating Partnerships”). The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities”. We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

      As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, partnership and corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

      In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 21, 2001; (iii) the Second Amended and Restated Agreement of Limited Partnership of TE Products, dated as of September 21, 2001; (iv) the Amended and Restated Agreement of Limited Partnership of TCTM, dated as of September 21, 2001; (v) the Agreement of Limited Partnership of TEPPCO Midstream, dated as of September 24, 2001, (vi) the Agreement of Partnership of Jonah dated as of June 20, 1996; (vii) the Agreement of Limited Partnership of Val Verde dated as of May 29, 2002; (viii) the Indenture dated as of February 20, 2002, among the Partnership, as issuer, TE Products, TCTM, TEPPCO Midstream and Jonah, as subsidiary guarantors, and

First Union National Bank, NA, as trustee, filed as Exhibit 4.2 to the Registration Statement; (ix) form of Subordinated Indenture filed as Exhibit 4.3 to the Registration Statement; (x) the First Supplemental Indenture, dated as of February 20, 2002, among the Partnership, as issuer, TE Products, TCTM, TEPPCO Midstream and Jonah, as subsidiary guarantors, and First Union National Bank, NA, as trustee, filed as Exhibit 4.4 to the Registration Statement; (xi) the Second Supplemental Indenture, dated as of June 27, 2002, among the Partnership, as issuer, TE Products, TCTM, TEPPCO Midstream and Jonah, as initial subsidiary guarantors, and ValVerde, as new subsidiary guarantor, and Wachovia Bank, National Association, formerly known as First Union National Bank, NA, as trustee, filed as Exhibit 4.5 to the Registration Statement; (xii) the Third Supplemental Indenture, dated as of January 30, 2003, among the Partnership, as issuer, TE Products, TCTM, TEPPCO Midstream, Jonah and ValVerde as subsidiary guarantors, and Wachovia Bank, National Association, as trustee, filed as Exhibit 4.6 to the Registration Statement; and (xiii) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

      In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

      Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering and related matters and (ii) the Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and non-assessable.

2. With respect to the Debt Securities and the Guarantees, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Operating Partnerships have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Operating Partnerships upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Operating Partnerships, respectively, enforceable against the Partnership and the Operating Partnerships in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

      We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

      The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal” in the Prospectus.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.